EXHIBIT 8.1

ORRICK, HERRINGTON & SUTCLIFFE LLP THE ORRICK BUILDING 405 HOWARD STREET SAN FRANCISCO, CALIFORNIA 94105-2669 tel +1-415-773-5700 fax +1-415-773-5759 WWW.ORRICK.COM

April 14, 2011

Sequans Communications S.A.

19 Le Parvis

92073 Paris – La Défense, France

Ladies and Gentlemen:

We have acted as counsel to Sequans Communications S.A., a société anonyme incorporated in the French Republic (“Sequans”), in connection with the filing of the Form F-1 with the Securities and Exchange Commission (“Registration Statement”) relating to the contemplated issuance and secondary sale of American Depositary Shares (“ADSs”) representing ordinary shares of Sequans. You have requested our opinion as to United States federal income tax matters relating to the acquisition, ownership and disposition of the ADSs. All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Registration Statement.

In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in the Registration Statement filed with the Securities and Exchange Commission relating to the issuance and sale of the ADSs and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above. We have no reason to believe that such facts, information, covenants and representations are not true, but have not attempted to verify them independently and expressly disclaim an opinion as to their validity and accuracy.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

The opinion expressed in this letter is based on the provisions of the Internal Revenue Code of 1986, as amended, final, temporary and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the effective date of the Registration Statement and all of which are subject to change (possibly on a retroactive basis). No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought on any issues related to the acquisition, ownership or disposition of the ADSs, and there can be no assurance that the IRS will not take a contrary view. Although our opinion expressed in this letter represents our best judgment as to the matters addressed, our opinion has no binding effect on the IRS or the courts.

Sequans Communications S.A.

April 14, 2011

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, the discussion under the heading “Taxation—Material United States Federal Income Tax Consequences” contained in the Registration Statement, insofar as it relates to statements of law and legal conclusions, constitutes our opinion regarding such matters as of the effective date of the Registration Statement.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, relating to Sequans or the ADSs or of any transactions related to or undertaken in connection with the issuance and sale of the ADSs. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of and references to our name under the captions “Enforceability of Certain Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the “Securities Act”), nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the effective date of the Registration Statement.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP